RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS3 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS3

 $ 890,769                           0.00%               CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2002
                                       to
                         Prospectus dated March 22, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------   ---------     ----------     ---------      ---------
499 or less ..............................              30  $  3,767,776          4.36%  $    125,593          84.21%
500 - 519 ................................               9       889,736          1.03         98,860          74.38
520 - 539 ................................              11     1,338,721          1.55        121,702          80.20
540 - 559 ................................              13     1,914,203          2.21        147,246          80.53
560 - 579 ................................              16     2,010,879          2.33        125,680          83.42
580 - 599 ................................              20     3,128,746          3.62        156,437          79.10
600 - 619 ................................              25     3,141,637          3.63        125,665          81.30
620 - 639 ................................              29     3,332,962          3.86        114,930          79.38
640 - 659 ................................              35     4,393,227          5.08        125,521          81.47
660 - 679 ................................              58     8,377,999          9.69        144,448          75.10
680 - 699 ................................              60     8,616,113          9.97        143,602          76.50
700 - 719 ................................              67     8,155,379          9.43        121,722          72.35
720 - 739 ................................              77     8,915,928         10.31        115,791          76.21
740 - 759 ................................              58     7,735,129          8.95        133,364          76.79
760 - 779 ................................              77     8,990,525         10.40        116,760          77.89
780 - 799 ................................              53     5,394,035          6.24        101,774          75.03
800 or greater ...........................              54     5,885,052          6.81        108,982          68.63
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............             692    85,988,045         99.47   $    124,260          76.74
Not Available ............................               5       457,568          0.53         91,514          60.58
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025          76.66%
                                            ==============  ============  ============

         The minimum and maximum credit scores of the mortgage loans were 400 and 827, respectively, and the weighted average credit score of the mortgage loans was 691.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             452  $ 59,724,171         69.09%  $    132,133           676          78.29%
Second/Vacation ..........................              12     1,660,190          1.92        138,349           700          56.22
Non Owner-occupied .......................             233    25,061,251         28.99        107,559           727          74.11
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============

                                                               PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             181  $ 20,829,654         24.10%  $    115,081           703          81.32%
Rate/Term Refinance ......................             234    29,405,502         34.02        125,665           698          74.29
Equity Refinance .........................             282    36,210,456         41.89        128,406           679          75.89
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============


                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             487  $ 59,443,679         68.76%  $    122,061           682          76.92%
Two-to-four family units .................              93    12,502,704         14.46        134,438           711          76.50
Planned Unit Developments (detached) .....              63     8,488,990          9.82        134,746           709          76.08
Condo Low-Rise (less than 5 stories) .....              34     3,372,136          3.90         99,180           715          73.18
Planned Unit Developments (attached) .....              10     1,001,586          1.16        100,159           749          76.90
Townhouse ................................               4       642,466          0.74        160,617           636          79.46
Condo Mid-Rise (5 to 8 stories) ..........               2       486,969          0.56        243,485           718          77.38
Condo High-Rise (9 stories or more) ......               1       204,931          0.24        204,931           719          80.00
Condotel (9 stories or more) .............               1       177,579          0.21        177,579           722          71.00
Manufactured Home ........................               2       124,572          0.14         62,286           647          81.06
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alabama ..................................              13  $  1,246,236          1.44%  $     95,864           676          82.76%
Arizona ..................................              23     2,353,093          2.72        102,308           724          80.88
California ...............................              52     9,209,138         10.65        177,099           726          69.41
Colorado .................................              29     4,629,603          5.36        159,641           703          77.05
Connecticut ..............................               4       660,780          0.76        165,195           673          78.46
District of Columbia .....................               4       958,530          1.11        239,633           653          76.80
Delaware .................................               1        78,929          0.09         78,929           697          80.00
Florida ..................................              56     6,237,693          7.22        111,387           678          75.36
Georgia ..................................              29     2,881,693          3.33         99,369           673          81.02
Hawaii ...................................               1       129,289          0.15        129,289           699          65.00
Iowa .....................................               3       347,464          0.40        115,821           700          88.54
Idaho ....................................               8     1,123,146          1.30        140,393           684          82.30
Illinois .................................              18     1,960,528          2.27        108,918           698          80.20
Indiana ..................................              33     3,075,416          3.56         93,194           671          81.21
Kansas ...................................               1        93,890          0.11         93,890           762          90.00
Kentucky .................................               6       653,073          0.76        108,846           709          76.54
Louisiana ................................              10     1,003,513          1.16        100,351           731          86.80
Massachusetts ............................               7     1,482,657          1.72        211,808           706          67.65
Maryland .................................              20     2,643,035          3.06        132,152           724          65.89
Maine ....................................               1        71,877          0.08         71,877           527          80.00
Michigan .................................              27     2,626,569          3.04         97,280           639          76.78
Minnesota ................................               9     1,477,841          1.71        164,205           691          75.69
Missouri .................................              12     1,016,197          1.18         84,683           690          78.68
Mississippi ..............................               3       254,381          0.29         84,794           641          82.03
Montana ..................................               3       206,350          0.24         68,783           787          79.05
North Carolina ...........................              16     1,652,696          1.91        103,294           669          73.39
North Dakota .............................               1        58,172          0.07         58,172           664          80.00
Nebraska .................................               4       418,845          0.48        104,711           648          83.65
New Hampshire ............................               3       268,493          0.31         89,498           736          70.80
New Jersey ...............................              11     1,736,553          2.01        157,868           652          79.53
New Mexico ...............................              16     2,190,523          2.53        136,908           702          79.90
Nevada ...................................               7       857,237          0.99        122,462           772          81.20
New York .................................              21     3,325,630          3.85        158,363           683          71.05
Ohio .....................................              29     2,410,993          2.79         83,138           719          77.93
Oklahoma .................................               6       385,030          0.45         64,172           671          82.60
Oregon ...................................              27     3,280,897          3.80        121,515           722          74.70
Pennsylvania .............................              19     1,837,561          2.13         96,714           662          78.62
South Carolina ...........................               7       728,130          0.84        104,019           664          88.43
Tennessee ................................               8       890,630          1.03        111,329           632          86.82
Texas ....................................              91    11,841,691         13.70        130,128           670          77.78
Utah .....................................               8     1,870,044          2.16        233,755           699          82.30
Virginia .................................              22     2,371,280          2.74        107,785           686          78.88
Vermont ..................................               1       485,204          0.56        485,204           706          80.00
Washington ...............................              19     2,804,077          3.24        147,583           702          74.82
Wisconsin ................................               5       359,914          0.42         71,983           707          78.01
West Virginia ............................               1       110,453          0.13        110,453           635          90.00
Wyoming ..................................               2       140,639          0.16         70,320           651          59.10
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============

----------------
     No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             372  $ 44,431,766         51.40%  $    119,440           694          78.95%
Reduced Documentation ....................             325    42,013,847         48.60        129,273           688          74.23
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============


         No more than 12.6% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 5.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
6.000 - 6.124 ............................               1  $     55,737          0.06%  $     55,737      N/A               90.00%
6.125 - 6.249 ............................               3       246,538          0.29         82,179           756          76.95
6.250 - 6.374 ............................               6       713,154          0.82        118,859           746          75.85
6.375 - 6.499 ............................               7       806,667          0.93        115,238           747          76.76
6.500 - 6.624 ............................              17     1,892,253          2.19        111,309           703          80.36
6.625 - 6.749 ............................              31     3,901,785          4.51        125,864           709          74.92
6.750 - 6.874 ............................              33     3,565,785          4.12        108,054           683          76.38
6.875 - 6.999 ............................              59     7,160,489          8.28        121,364           697          76.62
7.000 - 7.124 ............................              50     5,885,244          6.81        117,705           703          74.77
7.125 - 7.249 ............................              37     4,964,325          5.74        134,171           729          74.00
7.250 - 7.374 ............................              70     9,272,225         10.73        132,460           707          74.62
7.375 - 7.499 ............................              46     7,546,441          8.73        164,053           679          71.53
7.500 - 7.624 ............................              90    11,132,181         12.88        123,691           698          79.16
7.625 - 7.749 ............................              40     5,370,862          6.21        134,272           679          79.48
7.750 - 7.874 ............................              57     7,360,395          8.51        129,130           661          78.28
7.875 - 7.999 ............................              62     8,599,462          9.95        138,701           691          75.34
8.000 - 8.124 ............................              22     2,257,437          2.61        102,611           643          84.09
8.125 - 8.249 ............................              20     1,708,199          1.98         85,410           670          79.51
8.250 - 8.374 ............................              18     1,632,616          1.89         90,701           658          77.65
8.375 - 8.499 ............................               9       595,177          0.69         66,131           588          78.28
8.500 - 8.624 ............................              13     1,242,514          1.44         95,578           651          86.19
8.750 - 8.874 ............................               3       337,757          0.39        112,586           718          86.88
8.875 - 8.999 ............................               2       153,950          0.18         76,975           671          79.28
9.250 - 9.374 ............................               1        44,421          0.05         44,421           577          51.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.3719% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.845 ....................................               3  $    246,538          0.29%  $     82,179           756          76.95%
5.970 ....................................               6       713,154          0.82        118,859           746          75.85
6.095 ....................................               7       806,667          0.93        115,238           747          76.76
6.220 ....................................              17     1,892,253          2.19        111,309           703          80.36
6.345 ....................................              31     3,901,785          4.51        125,864           709          74.92
6.470 ....................................              33     3,565,785          4.12        108,054           683          76.38
6.595 ....................................              58     7,010,680          8.11        120,874           698          76.57
6.695 ....................................               1       149,808          0.17        149,808           647          79.00
6.720 ....................................              50     5,885,244          6.81        117,705           703          74.77
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             206  $ 24,171,913         27.96%  $    117,339           703          76.14%
                                            ==============  ============  ============


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.775874330%.


                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             359  $ 25,278,813         29.24%  $     70,415           697          75.65%
100,001 - 200,000 ........................             251    33,532,880         38.79        133,597           701          78.16
200,001 - 300,000 ........................              44    10,225,004         11.83        232,386           680          77.13
300,001 - 400,000 ........................              24     8,059,524          9.32        335,813           683          79.97
400,001 - 500,000 ........................              12     5,189,229          6.00        432,436           657          75.89
500,001 - 600,000 ........................               3     1,624,571          1.88        541,524           642          76.40
600,001 - 700,000 ........................               4     2,535,592          2.93        633,898           681          56.08
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             697  $ 86,445,613        100.00%  $    124,025           691          76.66%
                                            ==============  ============  ============


                                                         ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                            NUMBER OF                         PERCENTAGE OF         AVERAGE
                                            MORTGAGE         PRINCIPAL          MORTGAGE           PRINCIPAL       WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                        LOANS           BALANCE            LOANS              BALANCE          CREDIT SCORE
------------------------------------------  ---------      ------------       -------------      ------------      ----------------
00.01-50.00 ..............................         38      $  4,887,306               5.65%      $    128,613               731
50.01-55.00 ..............................         19         1,837,906               2.13             96,732               729
55.01-60.00 ..............................         23         2,571,010               2.97            111,783               709
60.01-65.00 ..............................         40         3,560,937               4.12             89,023               730
65.01-70.00 ..............................         51         5,816,541               6.73            114,050               706
70.01-75.00 ..............................         76        10,910,214              12.62            143,555               704
75.01-80.00 ..............................        249        34,334,298              39.72            137,889               684
80.01-85.00 ..............................         23         3,001,001               3.47            130,478               641
85.01-90.00 ..............................        150        16,289,298              18.84            108,595               683
90.01-95.00 ..............................         24         2,809,277               3.25            117,053               639
95.01-100.00 .............................          4           427,825               0.49            106,956               679
                                            ---------      ------------       ------------       ------------       -----------
Total, Average or Weighted Average .......        697      $ 86,445,613             100.00%      $    124,025               691
                                            =========      ============       ============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.66%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                            CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   -----   ------   -----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      94       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      85       52       17        9        5
April 2014 .................................................      83       47       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      77       39        9        4        2
April 2017 .................................................      74       35        7        3        1
April 2018 .................................................      71       32        5        2        1
April 2019 .................................................      68       28        4        1        *
April 2020 .................................................      64       25        3        1        *
April 2021 .................................................      60       22        3        1        *
April 2022 .................................................      56       19        2        1        *
April 2023 .................................................      51       17        1        *        *
April 2024 .................................................      46       14        1        *        *
April 2025 .................................................      41       12        1        *        *
April 2026 .................................................      36       10        1        *        *
April 2027 .................................................      30        8        *        *        *
April 2028 .................................................      23        6        *        *        *
April 2029 .................................................      16        4        *        *        *
April 2030 .................................................       9        2        *        *        *
April 2031 .................................................       1        *        *        *        *
April 2032 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    16.8      9.9      4.6      3.4      2.7

---------------
*       Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   24,948,177.52   $   63,578,525.41
Weighted average mortgage rate ...................       6.7752906159%             7.6061%
Weighted average servicing fee rate ..............       0.2800000000%             0.3312%
Weighted average original term to maturity
(months) .........................................                359                 360
Weighted average remaining term
to maturity (months) .............................                314                 317

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE              0%        6%       18%       24%      30%
------------------------------    ------    -----    ------    ------   ------
$647,290......................     2.3%      4.3%     10.0%     13.5%    17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                            EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the m
(2) Does not include foreclosures pending.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074

Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125

Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461

Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457

Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GWM9    66,884,500.00           0.00     5.500000  %          0.00
A-2     76110GWN7    36,324,000.00  11,954,341.66     6.625000  %  3,098,665.67
A-3     76110GWP2     2,787,000.00   3,353,636.30     6.750000  %          0.00
A-4     76110GWQ0    30,000,000.00  28,273,123.35     6.500000  %     98,331.21
A-5     76110GWR8             0.00           0.00     0.000000  %          0.00
A-6     76110GWS6    58,218,000.00           0.00     6.750000  %          0.00
A-7     76110GWT4    25,000,000.00           0.00     7.000000  %          0.00
A-8     76110GWU1   125,125,000.00           0.00     6.500000  %          0.00
A-9     76110GWV9    31,039,000.00           0.00     6.250000  %          0.00
A-10    76110GWW7    13,776,000.00  13,776,000.00     6.750000  %          0.00
A-11    76110GWX5    70,946,500.00           0.00     0.000000  %          0.00
A-11A   76110GWY3             0.00           0.00     0.000000  %          0.00
A-12    76110GWZ0    17,889,000.00  16,859,263.46     6.750000  %     58,634.91
A-P     76110GXA4     3,368,206.34   1,027,053.22     0.000000  %     34,780.96
A-V     76110GXB2             0.00           0.00     0.385408  %          0.00
R-I     76110GXC0           100.00           0.00     6.750000  %          0.00
R-II    76110GXD8           100.00           0.00     6.750000  %          0.00
M-1     76110GXE6    11,401,400.00  10,854,460.12     6.750000  %     17,567.16
M-2     76110GXF3     5,067,000.00   4,823,929.47     6.750000  %      7,807.19
M-3     76110GXG1     3,800,200.00   3,617,899.50     6.750000  %      5,855.31
B-1     76110GXH9     1,520,100.00   1,447,178.84     6.750000  %      2,342.15
B-2     76110GXJ5     1,773,500.00   1,688,422.92     6.750000  %      2,732.60
B-3     76110GXK2     1,773,518.76   1,165,330.77     6.750000  %        895.20

-------------------------------------------------------------------------------
                  506,693,125.10    98,840,639.61                  3,327,612.36
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        65,990.01  3,164,655.68            0.00       0.00      8,855,675.99
A-3             0.00          0.00       18,861.95       0.00      3,372,498.25
A-4       153,127.72    251,458.93            0.00       0.00     28,174,792.14
A-5         7,134.62      7,134.62            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10       77,480.71     77,480.71            0.00       0.00     13,776,000.00
A-11            0.00          0.00            0.00       0.00              0.00
A-11A           0.00          0.00            0.00       0.00              0.00
A-12       94,821.98    153,456.89            0.00       0.00     16,800,628.55
A-P             0.00     34,780.96            0.00       0.00        992,272.26
A-V        31,741.16     31,741.16            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        61,049.01     78,616.17            0.00       0.00     10,836,892.96
M-2        27,131.35     34,938.54            0.00       0.00      4,816,122.28
M-3        20,348.24     26,203.55            0.00       0.00      3,612,044.19
B-1         8,139.40     10,481.55            0.00       0.00      1,444,836.69
B-2         9,496.24     12,228.84            0.00       0.00      1,685,690.32
B-3         6,554.20      7,449.40            0.00       0.00      1,073,531.40

-------------------------------------------------------------------------------
          563,014.64  3,890,627.00       18,861.95       0.00     95,440,985.03
===============================================================================



































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Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     329.103118   85.306290     1.816705    87.122995   0.000000  243.796828
A-3    1203.314067    0.000000     0.000000     0.000000   6.767833 1210.081897
A-4     942.437445    3.277707     5.104257     8.381964   0.000000  939.159738
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10   1000.000000    0.000000     5.624326     5.624326   0.000000 1000.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11A     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    942.437445    3.277707     5.300575     8.578282   0.000000  939.159738
A-P     304.925861   10.326256     0.000000    10.326256   0.000000  294.599605
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     952.028709    1.540791     5.354519     6.895310   0.000000  950.487919
M-2     952.028708    1.540789     5.354519     6.895308   0.000000  950.487919
M-3     952.028709    1.540790     5.354518     6.895308   0.000000  950.487919
B-1     952.028712    1.540793     5.354516     6.895309   0.000000  950.487919
B-2     952.028708    1.540789     5.354519     6.895308   0.000000  950.487919
B-3     657.072701    0.504754     3.695591     4.200345   0.000000  605.311557

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3 (POOL #  4578)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4578
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,509.58
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,861.37

SUBSERVICER ADVANCES THIS MONTH                                       39,981.03
MASTER SERVICER ADVANCES THIS MONTH                                    1,925.44


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   2,916,677.38

 (B)  TWO MONTHLY PAYMENTS:                                    6     980,006.59

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,110,275.57


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                        765,257.13

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      95,440,985.03

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          755

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 281,598.50

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,968,383.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       62,177.16

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         75.87531300 %    19.72761600 %    4.35138070 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            75.15146900 %    20.18531077 %    4.45115480 %

      BANKRUPTCY AMOUNT AVAILABLE                         109,217.00
      FRAUD AMOUNT AVAILABLE                            1,579,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,579,833.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37945852
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              319.10

POOL TRADING FACTOR:                                                18.83605289

Run:        04/26/05     11:24:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GWM9    66,884,500.00           0.00     5.500000  %          0.00
A-2     76110GWN7    36,324,000.00   8,855,675.99     6.625000  %  3,148,612.00
A-3     76110GWP2     2,787,000.00   3,372,498.25     6.750000  %          0.00
A-4     76110GWQ0    30,000,000.00  28,174,792.14     6.500000  %     28,132.64
A-5     76110GWR8             0.00           0.00     0.000000  %          0.00
A-6     76110GWS6    58,218,000.00           0.00     6.750000  %          0.00
A-7     76110GWT4    25,000,000.00           0.00     7.000000  %          0.00
A-8     76110GWU1   125,125,000.00           0.00     6.500000  %          0.00
A-9     76110GWV9    31,039,000.00           0.00     6.250000  %          0.00
A-10    76110GWW7    13,776,000.00  13,776,000.00     6.750000  %          0.00
A-11    76110GWX5    70,946,500.00           0.00     0.000000  %          0.00
A-11A   76110GWY3             0.00           0.00     0.000000  %          0.00
A-12    76110GWZ0    17,889,000.00  16,800,628.55     6.750000  %     16,775.49
A-P     76110GXA4     3,368,206.34     992,272.26     0.000000  %     17,056.01
A-V     76110GXB2             0.00           0.00     0.383625  %          0.00
R-I     76110GXC0           100.00           0.00     6.750000  %          0.00
R-II    76110GXD8           100.00           0.00     6.750000  %          0.00
M-1     76110GXE6    11,401,400.00  10,836,892.96     6.750000  %     10,820.69
M-2     76110GXF3     5,067,000.00   4,816,122.28     6.750000  %      4,808.91
M-3     76110GXG1     3,800,200.00   3,612,044.19     6.750000  %      3,606.64
B-1     76110GXH9     1,520,100.00   1,444,836.69     6.750000  %      1,442.68
B-2     76110GXJ5     1,773,500.00   1,685,690.32     6.750000  %      1,683.16
B-3     76110GXK2     1,773,518.76   1,073,531.40     6.750000  %      1,071.92

-------------------------------------------------------------------------------
                  506,693,125.10    95,440,985.03                  3,234,010.14
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        48,884.64  3,197,496.64            0.00       0.00      5,707,063.99
A-3             0.00          0.00       18,967.94       0.00      3,391,466.19
A-4       152,594.52    180,727.16            0.00       0.00     28,146,659.50
A-5         6,791.37      6,791.37            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10       77,480.38     77,480.38            0.00       0.00     13,776,000.00
A-11            0.00          0.00            0.00       0.00              0.00
A-11A           0.00          0.00            0.00       0.00              0.00
A-12       94,491.81    111,267.30            0.00       0.00     16,783,853.06
A-P             0.00     17,056.01            0.00       0.00        975,216.25
A-V        30,507.48     30,507.48            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        60,949.96     71,770.65            0.00       0.00     10,826,072.27
M-2        27,087.33     31,896.24            0.00       0.00      4,811,313.37
M-3        20,315.23     23,921.87            0.00       0.00      3,608,437.55
B-1         8,126.20      9,568.88            0.00       0.00      1,443,394.01
B-2         9,480.83     11,163.99            0.00       0.00      1,684,007.16
B-3         6,037.86      7,109.78            0.00       0.00      1,072,459.48

-------------------------------------------------------------------------------
          542,747.61  3,776,757.75       18,967.94       0.00     92,225,942.83
===============================================================================



































Run:        04/26/05     11:24:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     243.796828   86.681313     1.345795    88.027108   0.000000  157.115516
A-3    1210.081896    0.000000     0.000000     0.000000   6.805863 1216.887763
A-4     939.159738    0.937755     5.086484     6.024239   0.000000  938.221983
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10   1000.000000    0.000000     5.624302     5.624302   0.000000 1000.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11A     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    939.159738    0.937754     5.282118     6.219872   0.000000  938.221983
A-P     294.599604    5.063826     0.000000     5.063826   0.000000  289.535779
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     950.487919    0.949066     5.345831     6.294897   0.000000  949.538853
M-2     950.487919    0.949067     5.345832     6.294899   0.000000  949.538853
M-3     950.487918    0.949066     5.345832     6.294898   0.000000  949.538853
B-1     950.487922    0.949069     5.345833     6.294902   0.000000  949.538853
B-2     950.487919    0.949067     5.345830     6.294897   0.000000  949.538853
B-3     605.311560    0.604409     3.404452     4.008861   0.000000  604.707151

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3 (POOL #  4578)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4578
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,869.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,160.09

SUBSERVICER ADVANCES THIS MONTH                                       47,287.99
MASTER SERVICER ADVANCES THIS MONTH                                    1,925.52


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   2,897,310.82

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,813,366.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,116,075.06


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        656,037.86

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      92,225,942.82

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          733

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 281,326.20

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,119,572.64

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         75.15146900 %    20.39737600 %    4.40487740 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            74.30630400 %    20.86812300 %    4.60255040 %

      BANKRUPTCY AMOUNT AVAILABLE                         109,217.00
      FRAUD AMOUNT AVAILABLE                            1,579,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,579,833.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37120483
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              317.80

POOL TRADING FACTOR:                                                18.20153822

Run:        04/07/05     11:14:53                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GWM9    66,884,500.00           0.00     5.500000  %          0.00
A-2     76110GWN7    36,324,000.00   5,707,063.99     6.625000  %  3,616,079.24
A-3     76110GWP2     2,787,000.00   3,391,466.19     6.750000  %          0.00
A-4     76110GWQ0    30,000,000.00  28,146,659.50     6.500000  %     28,226.79
A-5     76110GWR8             0.00           0.00     0.000000  %          0.00
A-6     76110GWS6    58,218,000.00           0.00     6.750000  %          0.00
A-7     76110GWT4    25,000,000.00           0.00     7.000000  %          0.00
A-8     76110GWU1   125,125,000.00           0.00     6.500000  %          0.00
A-9     76110GWV9    31,039,000.00           0.00     6.250000  %          0.00
A-10    76110GWW7    13,776,000.00  13,776,000.00     6.750000  %          0.00
A-11    76110GWX5    70,946,500.00           0.00     0.000000  %          0.00
A-11A   76110GWY3             0.00           0.00     0.000000  %          0.00
A-12    76110GWZ0    17,889,000.00  16,783,853.06     6.750000  %     16,831.64
A-P     76110GXA4     3,368,206.34     975,216.25     0.000000  %     33,803.67
A-V     76110GXB2             0.00           0.00     0.376660  %          0.00
R-I     76110GXC0           100.00           0.00     6.750000  %          0.00
R-II    76110GXD8           100.00           0.00     6.750000  %          0.00
M-1     76110GXE6    11,401,400.00  10,826,072.27     6.750000  %     10,843.74
M-2     76110GXF3     5,067,000.00   4,811,313.37     6.750000  %      4,819.17
M-3     76110GXG1     3,800,200.00   3,608,437.55     6.750000  %      3,614.33
B-1     76110GXH9     1,520,100.00   1,443,394.01     6.750000  %      1,445.75
B-2     76110GXJ5     1,773,500.00   1,684,007.16     6.750000  %      1,686.76
B-3     76110GXK2     1,773,518.76   1,072,459.48     6.750000  %      1,074.21

-------------------------------------------------------------------------------
                  506,693,125.10    92,225,942.83                  3,718,425.30
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        31,503.70  3,647,582.94            0.00       0.00      2,090,984.75
A-3             0.00          0.00       19,074.55       0.00      3,410,540.74
A-4       152,441.49    180,668.28            0.00       0.00     28,118,432.71
A-5         6,457.54      6,457.54            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10       77,480.05     77,480.05            0.00       0.00     13,776,000.00
A-11            0.00          0.00            0.00       0.00              0.00
A-11A           0.00          0.00            0.00       0.00              0.00
A-12       94,397.05    111,228.69            0.00       0.00     16,767,021.42
A-P             0.00     33,803.67            0.00       0.00        941,412.58
A-V        28,944.46     28,944.46            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        60,888.84     71,732.58            0.00       0.00     10,815,228.53
M-2        27,060.16     31,879.33            0.00       0.00      4,806,494.20
M-3        20,294.85     23,909.18            0.00       0.00      3,604,823.22
B-1         8,118.05      9,563.80            0.00       0.00      1,441,948.26
B-2         9,471.32     11,158.08            0.00       0.00      1,682,320.40
B-3         6,031.81      7,106.02            0.00       0.00      1,071,496.12

-------------------------------------------------------------------------------
          523,089.32  4,241,514.62       19,074.55       0.00     88,526,702.93
===============================================================================



































Run:        04/07/05     11:14:53
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     157.115516   99.550689     0.867297   100.417986   0.000000   57.564826
A-3    1216.887762    0.000000     0.000000     0.000000   6.844116 1223.731877
A-4     938.221983    0.940893     5.081383     6.022276   0.000000  937.281090
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10   1000.000000    0.000000     5.624278     5.624278   0.000000 1000.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11A     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    938.221983    0.940893     5.276821     6.217714   0.000000  937.281090
A-P     289.535777   10.036101     0.000000    10.036101   0.000000  279.499676
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     949.538852    0.951088     5.340470     6.291558   0.000000  948.587764
M-2     949.538853    0.951089     5.340470     6.291559   0.000000  948.587764
M-3     949.538853    0.951089     5.340469     6.291558   0.000000  948.587764
B-1     949.538853    0.951089     5.340471     6.291560   0.000000  948.587764
B-2     949.538855    0.951091     5.340468     6.291559   0.000000  948.587764
B-3     604.769654    0.605694     3.401041     4.006735   0.000000  604.163960

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:53                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3 (POOL #  4578)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4578
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,213.00
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,724.28

SUBSERVICER ADVANCES THIS MONTH                                       45,997.32
MASTER SERVICER ADVANCES THIS MONTH                                    1,925.60


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    26   3,264,173.59

 (B)  TWO MONTHLY PAYMENTS:                                    8     993,258.81

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,477,708.13


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                        724,322.50

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      88,526,702.93

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          709

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 281,052.22

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,606,707.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         74.30630400 %    21.09114500 %    4.55388200 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            73.25771200 %    21.71835764 %    4.79049020 %

      BANKRUPTCY AMOUNT AVAILABLE                         109,217.00
      FRAUD AMOUNT AVAILABLE                            1,579,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,579,833.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37195219
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              316.60

POOL TRADING FACTOR:                                                17.47146321

Run:        04/25/05     11:59:46                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GWM9    66,884,500.00           0.00     5.500000  %          0.00
A-2     76110GWN7    36,324,000.00   2,090,984.75     6.625000  %  2,090,984.75
A-3     76110GWP2     2,787,000.00   3,410,540.74     6.750000  %          0.00
A-4     76110GWQ0    30,000,000.00  28,118,432.71     6.500000  %    104,369.36
A-5     76110GWR8             0.00           0.00     0.000000  %          0.00
A-6     76110GWS6    58,218,000.00           0.00     6.750000  %          0.00
A-7     76110GWT4    25,000,000.00           0.00     7.000000  %          0.00
A-8     76110GWU1   125,125,000.00           0.00     6.500000  %          0.00
A-9     76110GWV9    31,039,000.00           0.00     6.250000  %          0.00
A-10    76110GWW7    13,776,000.00  13,776,000.00     6.750000  %  2,220,943.27
A-11    76110GWX5    70,946,500.00           0.00     0.000000  %          0.00
A-11A   76110GWY3             0.00           0.00     0.000000  %          0.00
A-12    76110GWZ0    17,889,000.00  16,767,021.42     6.750000  %     62,235.45
A-P     76110GXA4     3,368,206.34     941,412.58     0.000000  %     50,643.40
A-V     76110GXB2             0.00           0.00     0.377891  %          0.00
R-I     76110GXC0           100.00           0.00     6.750000  %          0.00
R-II    76110GXD8           100.00           0.00     6.750000  %          0.00
M-1     76110GXE6    11,401,400.00  10,815,228.53     6.750000  %     30,365.41
M-2     76110GXF3     5,067,000.00   4,806,494.20     6.750000  %     13,494.97
M-3     76110GXG1     3,800,200.00   3,604,823.22     6.750000  %     10,121.09
B-1     76110GXH9     1,520,100.00   1,441,948.26     6.750000  %      4,048.49
B-2     76110GXJ5     1,773,500.00   1,682,320.40     6.750000  %      4,723.37
B-3     76110GXK2     1,773,518.76   1,071,496.12     6.750000  %      3,008.39

-------------------------------------------------------------------------------
                  506,693,125.10    88,526,702.93                  4,594,937.95
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2        11,542.44  2,102,527.19            0.00       0.00              0.00
A-3             0.00          0.00       19,181.73       0.00      3,429,722.47
A-4       152,287.83    256,657.19            0.00       0.00     28,014,063.35
A-5         6,075.01      6,075.01            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10       77,479.65  2,298,422.92            0.00       0.00     11,555,056.73
A-11            0.00          0.00            0.00       0.00              0.00
A-11A           0.00          0.00            0.00       0.00              0.00
A-12       94,301.90    156,537.35            0.00       0.00     16,704,785.97
A-P             0.00     50,643.40            0.00       0.00        890,769.18
A-V        27,874.13     27,874.13            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        60,827.53     91,192.94            0.00       0.00     10,784,863.12
M-2        27,032.92     40,527.89            0.00       0.00      4,792,999.23
M-3        20,274.42     30,395.51            0.00       0.00      3,594,702.13
B-1         8,109.88     12,158.37            0.00       0.00      1,437,899.77
B-2         9,461.79     14,185.16            0.00       0.00      1,677,597.03
B-3         6,026.36      9,034.75            0.00       0.00      1,025,226.85

-------------------------------------------------------------------------------
          501,293.86  5,096,231.81       19,181.73       0.00     83,907,685.83
===============================================================================



































Run:        04/25/05     11:59:46
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3(POOL # 4578) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4578
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2      57.564826   57.564826     0.317763    57.882589   0.000000    0.000000
A-3    1223.731877    0.000000     0.000000     0.000000   6.882573 1230.614450
A-4     937.281090    3.478979     5.076261     8.555240   0.000000  933.802112
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10   1000.000000  161.218298     5.624249   166.842547   0.000000  838.781702
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11A     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    937.281090    3.478979     5.271502     8.750481   0.000000  933.802112
A-P     279.499676   15.035718     0.000000    15.035718   0.000000  264.463958
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     948.587764    2.663306     5.335093     7.998399   0.000000  945.924458
M-2     948.587764    2.663306     5.335094     7.998400   0.000000  945.924458
M-3     948.587765    2.663307     5.335093     7.998400   0.000000  945.924458
B-1     948.587763    2.663305     5.335096     7.998401   0.000000  945.924458
B-2     948.587762    2.663304     5.335094     7.998398   0.000000  945.924458
B-3     604.163960    1.696283     3.397968     5.094251   0.000000  578.074994

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS3 (POOL #  4578)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4578
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,393.80
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       911.29

SUBSERVICER ADVANCES THIS MONTH                                       43,515.14
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   2,954,000.21

 (B)  TWO MONTHLY PAYMENTS:                                    3     393,628.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,623,708.22


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                        799,032.99

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      83,907,685.81

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          678

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,249,574.98

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.25771200 %    21.95179700 %    4.73954710 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            71.91742500 %    22.84959272 %    4.98780710 %

      BANKRUPTCY AMOUNT AVAILABLE                         104,978.00
      FRAUD AMOUNT AVAILABLE                              874,328.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,351,822.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37536204
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              315.50

POOL TRADING FACTOR:                                                16.55986270